EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors
Carolina National Corporation

         We consent to the incorporation by reference into this Registration Statement on Form S-8, filed by Carolina National Corporation in connection with the registration of the issuance of 129,402 shares of Carolina National Corporation common stock pursuant to the Carolina National Corporation 2003 Stock Option Plan, of our Report dated February 15, 2006, which is included in Carolina National Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2005.


                                                            s/Elliott Davis, LLC
Elliott Davis, LLC
Columbia, South Carolina
October 19, 2006